Exhibit 99.1

Months on Hand of Selected Pharmaceutical Products in the U.S. Wholesaler Distribution Channel

The following table sets forth, for selected Company pharmaceutical products sold by the U.S. Pharmaceuticals business, the amount of the U.S. Pharmaceuticals business’s net sales of the applicable product for each of the three months ended September 30, 2004, December 31, 2004, and March 31, 2005 and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel at the end of each such quarter.

	Three Months Ended September 30, 2004		Three Months Ended December 31, 2004		Three Months Ended March 31, 2005
	Net Sales	Months on Hand	Net Sales	Months On Hand	Net Sales	Months on Hand
	(in millions)		(in millions)		(in millions)
ABILIFY	$152	0.6	$170	0.9	$161	0.7
AVAPRO*/AVALIDE*	148	0.6	154	0.9	102	0.8
CEFZIL	30	0.6	60	1.1	50	0.7
COUMADIN	58	0.9	69	1.0	42	1.0
ERBITUX*	83	0.2	88	0.2	87	*	*
GLUCOPHAGE* Franchise (1)	39	1.0	48	1.1	39	1.0
MONOPRIL	13	1.1	9	1.1	4	2.8
PARAPLATIN	145	1.2	(12)	1.2	15	0.9
PLAVIX*	781	0.6	816	0.9	673	0.8
PRAVACHOL	318	0.6	433	1.0	258	0.8
REYATAZ	75	0.6	99	0.9	92	0.8
SUSTIVA	95	0.7	103	0.8	103	0.8
TEQUIN	31	0.7	39	0.9	38	0.7
VIDEX/VIDEX EC	27	0.6	25	0.9	10	1.2
ZERIT	34	0.7	31	0.9	26	0.8

**	Less than 0.1 months on hand.
(1)	Includes GLUCOPHAGE* XR, GLUCOPHAGE* IR, GLUCOVANCE*, and METAGLIP*.

At December 31, 2004, the estimated value of CEFZIL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $1.6 million. Prescriptions for CEFZIL, an antibiotic product, are typically higher in the winter months in the U.S. As a result, the Company’s U.S. wholesalers build higher inventories of the product in the fourth quarter to meet that expected higher demand. At March 31, 2005, the Company had worked down U.S. wholesaler inventory levels of CEFZIL to less than one month on hand.

In October 2004, the U.S. patent for PARAPLATIN (carboplatin) expired, and the product lost exclusivity. Prior to October 2004, the Company had entered into an agreement with Teva Pharmaceuticals USA, Inc. (Teva) allowing an affiliate of Teva to distribute an unbranded version of carboplatin supplied by the Company commencing June 24, 2004. The resulting generic competition for PARAPLATIN led to a decrease in demand for PARAPLATIN in the third quarter of 2004 which accelerated in the fourth quarter of 2004 upon expiration of the patent. This increased generic competition in turn led to the months on hand of the product in the U.S. wholesaler distribution channel exceeding one month at September 30, 2004 and at December 31, 2004. The estimated value of PARAPLATIN inventory in the U.S. wholesaler distribution channel over one month on hand was approximately $6.6 million at September 30, 2004 and $6.0 million at December 31, 2004. At March 31, 2005, the Company had worked down U.S. wholesaler inventory levels of PARAPLATIN to less then one month on hand.

At December 31, 2004, the estimated value of GLUCOPHAGE* Franchise products inventory (GLUCOPHAGE* XR, GLUCOPHAGE* IR, GLUCOVANCE* and METAGLIP*) in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $1.6 million. As with all products, the months on hand estimate for the GLUCOPHAGE* Franchise products is an average of months on hand for all stock-keeping units (SKUs) of the product group. The increase in months on hand of the GLUCOPHAGE* Franchise products at the end of the fourth quarter to above one month on hand resulted primarily from the purchase by wholesalers of certain SKUs. After giving effect to these purchases, the increased months on hand for these SKUs were less than one month on hand. However, when the increased months on hand for these SKUs were averaged with all SKUs for the GLUCOPHAGE* Franchise products, the aggregate estimated months on hand exceeded one month. At March 31, 2005, the estimated value of GLUCOPHAGE* Franchise products inventory in the U.S. wholesaler distribution channel had been worked down to approximately one month on hand. The Company plans to continue to monitor GLUCOPHAGE* Franchise products sales with the intention of working down wholesaler inventories to less than one month on hand.

The estimated value of MONOPRIL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $0.4 million at September 30, 2004, $0.8 million at December 31, 2004 and $6.2 million at March 31, 2005. Since its loss of exclusivity in 2003, MONOPRIL has experienced continuing significant declines in demand. The Company plans to continue to monitor MONOPRIL sales with the intention of working down wholesaler inventory levels to less than one month on hand.

At March 31, 2005, the estimated value of VIDEX/VIDEX EC inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $1.1 million. As a result of generic competition in the U.S. commencing in the fourth quarter of 2004, demand for VIDEX EC decreased significantly. The Company plans to continue to monitor VIDEX/VIDEX EC sales with the intention of working down wholesaler inventory levels to less than one month on hand.

For all products other than ERBITUX*, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of thirty-one days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesale list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using data from third parties which data are a product of the third parties’ own record-keeping processes and such third-party data also may reflect estimates.

The Company maintains inventory management agreements (IMAs) with most of its U.S. pharmaceutical wholesalers which account for nearly 100% of total gross sales of U.S. pharmaceutical products. Under the current terms of the IMAs, the Company’s three largest wholesaler customers provide the Company with weekly information with respect to inventory levels of product on hand and the amount of out-movement of products. These three wholesalers account for approximately 90% of total gross sales of U.S. pharmaceutical products. The inventory information received from these wholesalers excludes inventory held by intermediaries to whom they sell, such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company uses the information provided by these three wholesalers as of the Friday closest to quarter end to calculate the amount of inventory on hand for these wholesalers at the applicable quarter end. This amount is then increased by the Company’s estimate of goods in transit to these wholesalers as of the applicable Friday which have not been reflected in the weekly data provided by the wholesalers. Under the Company’s revenue recognition policy, sales are recorded when substantially all the risks and rewards of ownership are transferred, which in the U.S. Pharmaceutical business is generally when product is shipped. In such cases, goods in transit to a wholesaler are owned by the applicable wholesaler and should be reflected in the calculation of inventories in the wholesaler distribution channel. The Company estimates the amount of goods in transit by using information provided by these wholesalers with respect to their open orders as of the applicable Friday and the Company’s records of sales to these wholesalers with respect to such open orders. The Company determines the out-movement of a product from these wholesalers over a period of thirty-one days by using the most recent four weeks of out-movement of a product as provided by these wholesalers and extrapolating such amount to a thirty-one day basis. The Company estimates inventory levels on hand and out-movements for its U.S. Pharmaceutical business’s wholesaler customers other than the three largest wholesalers for each product based on the assumption that such amounts bear the same relationship to the three largest wholesalers’ inventory levels and out-movements for such product as the percentage of aggregate sales for all products to these other wholesalers in the applicable quarter bears to aggregate sales for all products to the Company’s three largest wholesalers in such quarter. Finally, the Company considers whether any adjustments are necessary to these extrapolated amounts based on such factors as historical sales of individual products made to such other wholesalers and third-party market research data related to prescription trends and patient demand.

To help maintain the integrity of the Company’s biologic oncology product, ERBITUX*, except as set forth below, the product is shipped only to end-users and not to other intermediaries (such as wholesalers) to hold for later sales. During the periods for which information is provided above, one of the Company’s wholesalers provided warehousing, packing and shipping services for ERBITUX*. Such wholesaler holds ERBITUX* inventory on consignment and, under the Company’s revenue recognition policy, the Company recognizes revenue when such inventory is shipped by the wholesaler to the end-user. In addition, such wholesaler holds limited inventories of ERBITUX* for its own account. The above estimates of months on hand are calculated by dividing the inventories of ERBITUX* held by the wholesaler for its own account as reported by the wholesaler as of the end of each quarter by the Company’s net sales for the last calendar month of such quarter. The inventory levels reported by the wholesaler are a product of the wholesalers’ own record-keeping processes.

Explanatory Note:

The Company continuously seeks to improve the quality of its estimates of months on hand of inventories held by its direct wholesaler customers including through review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations. As a result of this ongoing review and analysis, the months on hand estimates disclosed above as of September 30, 2004, December 31, 2004 and March 31, 2005, reflect certain adjustments to the estimates previously disclosed for such quarters. For the third and fourth quarters of 2004, the previously disclosed estimates were calculated using out-movement of the products over a period of twenty-eight days. In the first quarter of 2005, in conjunction with its analysis of direct customer inventory levels for its non-U.S. Pharmaceuticals businesses, the Company revised its methodology to calculate such estimates for all its businesses worldwide based on out-movement of the products over a period of thirty-one days. In addition, in the second quarter of 2005, the Company determined that inventory levels reported by U.S. pharmaceutical wholesalers, which did not include amounts related to goods in transit, should be adjusted to add the Company’s estimate of goods in transit to such wholesalers. The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data used in such calculations.

The following tables set forth the estimated months on hand of the Company’s key pharmaceutical products in the U.S. wholesaler distribution channel as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, for months on hand at September 30, 2004, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for months on hand at December 31, 2004, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, for months on hand at March 31, 2005. The charts for estimated months on hand at September 30, 2004 and December 31, 2004 also set forth the estimated months on hand as adjusted for the change from a calculation using 28 days of out-movement to a calculation using 31 days of out-movement and as further adjusted to add goods in transit. The previously disclosed estimated months on hand of March 31, 2005 were calculated using 31 days of out-movement and, accordingly, the chart for estimated months on hand at March 31, 2005 includes only an adjustment to add goods in transit.

Estimated Months on Hand in U.S. Wholesaler Distribution Channel at September 30, 2004

	As Previously Disclosed	As Adjusted for 31 Days of Out- Movement	As Adjusted for 31 Days of Out- Movement and Goods in Transit
ABILIFY	0.6	0.5	0.6
AVAPRO*/AVALIDE*	0.6	0.5	0.6
CEFZIL	0.6	0.6	0.6
COUMADIN	0.8	0.7	0.9
GLUCOPHAGE* Franchise (1)	0.9	0.8	1.0
MONOPRIL	0.9	0.8	1.1
PARAPLATIN (2)	1.0	1.1	1.2
PLAVIX*	0.6	0.6	0.6
PRAVACHOL	0.6	0.6	0.6
REYATAZ	0.6	0.5	0.6
SUSTIVA	0.7	0.6	0.7
TEQUIN	0.8	0.7	0.7
VIDEX/VIDEX EC	0.6	0.5	0.6
ZERIT	0.7	0.7	0.7

(1)	Previous disclosure of estimated months on hand for the GLUCOPHAGE* Franchise products included estimated months on hand for GLUCOPHAGE* XR, GLUCOPHAGE* IR and GLUCOVANCE* and did not include estimated months on hand for METAGLIP*. If estimated months on hand for METAGLIP* had been included, the estimated months on hand for the GLUCOPHAGE* Franchise products would have been unchanged at 1.0 months on hand. All adjusted amounts include GLUCOPHAGE* XR, GLUCOPHAGE* IR, GLUCOVANCE* and METAGLIP*.
(2)	The calculation of previously disclosed estimated months on hand for PARAPLATIN reflected inventory levels which included inventories held on consignment by one of the Company’s wholesalers for distribution through the Company’s Oncology Therapeutics Network division and out-movements related to those consignment inventories. Under the Company’s accounting policies, these amounts are owned by the Company and should not be reflected in the wholesaler distribution channel. If the amount of inventory held on consignment and related out-movements were excluded from the calculation of previously disclosed estimates of months on hand, the estimated months on hand would have been 1.2. All adjusted amounts exclude inventories held on consignment.

Estimated Months on Hand in U.S. Wholesaler Distribution Channel at December 31, 2004

	As Previously Disclosed	As Adjusted for 31 Days of Out-Movement	As Adjusted for 31 Days of Out-Movement and Goods in Transit
ABILIFY	0.7	0.7	0.9
AVAPRO*/AVALIDE*	0.7	0.6	0.9
COUMADIN	0.8	0.7	1.0
GLUCOPHAGE* Franchise	0.9	0.9	1.1
MONOPRIL	0.8	0.8	1.1
PARAPLATIN (1)	1.2	1.0	1.2
PLAVIX*	0.8	0.7	0.9
PRAVACHOL	0.8	0.8	1.0
REYATAZ	0.6	0.6	0.9
SUSTIVA	0.6	0.5	0.8
TEQUIN	0.6	0.6	0.9
VIDEX/VIDEX EC	0.6	0.5	0.9
ZERIT	0.7	0.6	0.9

(1)	The calculation of previously disclosed estimated months on hand for PARAPLATIN reflected inventory levels which included inventories held on consignment by one of the Company’s wholesalers for distribution through the Company’s Oncology Therapeutics Network division and out-movements related to those consignment inventories. Under the Company’s accounting policies, these amounts are owned by the Company and should not be reflected in the wholesaler distribution channel. If the amount of inventory held on consignment and related out-movements were excluded from the calculation of previously disclosed estimates of months on hand, the estimated months on hand would have been 1.1. All adjusted amounts exclude inventories held on consignment.

Estimated Months on Hand in U.S. Wholesaler Distribution Channel at March 31, 2005

	As Previously Disclosed	As Adjusted for Goods in Transit
ABILIFY	0.6	0.7
AVAPRO*/AVALIDE*	0.7	0.8
CEFZIL	0.6	0.7
COUMADIN	0.9	1.0
GLUCOPHAGE* Franchise	1.0	1.0
PARAPLATIN (1)	0.8	0.9
PLAVIX*	0.7	0.8
PRAVACHOL	0.8	0.8
REYATAZ	0.6	0.8
SUSTIVA	0.6	0.8

(1)	The calculation of previously disclosed estimated months on hand for PARAPLATIN reflected inventory levels which included inventories held on consignment by one of the Company’s wholesalers for distribution through the Company’s Oncology Therapeutics Network division and out-movements related to those consignment inventories. Under the Company’s accounting policies, these amounts are owned by the Company and should not be reflected in the wholesaler distribution channel. If the amount of inventory held on consignment and related out-movements were excluded from the calculation of previously disclosed estimates of months on hand, the estimated months on hand would have been unchanged at 0.8 months on hand. All adjusted amounts exclude inventories held on consignment.

*	Indicates brand names of products, which are registered trademarks not owned by the Company or its subsidiaries.